Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment #1 to the Registration Statement on Form S-4 of Silver Spike Acquisition Corp. of our report dated March 9, 2021, relating to the consolidated financial statements of WM Holding Company, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Baker Tilly US, LLP
Irvine, California

March 9, 2021